UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): April 1, 2010

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32491 (Commission File Number)	11-2238111 (IRS Employer Identification No.)

3475 Victory Boulevard, Staten Island, NY  10314
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (718) 832-0800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

Coffee Holding Co., Inc. (the “Company”) today announced in certain trade publications that the Company, Coffee Holding Acquisition LLC, a soon-to-be organized subsidiary of the Company (the “Buyer”), and Organic Products Trading Company, a Washington corporation (the “Seller”), have reached an agreement in principal for Buyer to purchase substantially all of the assets, including inventory, trademarks and customer and supply-chain relationships (the “Assets”) of Seller (collectively, the Company, the Buyer and the Seller are the “Parties”).  Seller works directly with coffee farmers in South America and Central America to develop and import high quality certified organic green specialty coffee which is sold directly to small and medium-sized roasters throughout the United States and Canada.  Seller generates annual revenues of approximately $10.0 million.

Under the terms of the proposed transaction, pursuant to an asset purchase agreement that would cover  the proposed transaction (the “Asset Purchase Agreement”), Buyer will purchase the Assets for a purchase price consisting of: a) $450,000 in cash at closing, b) an additional $50,000 in cash if Buyer generates a pre-tax net profit of $300,000 or more within a certain period, which payment will be made at a to-be-determined date, c) 50,000 shares of Company common stock at closing, d) up to an additional 10,000 shares of Company common stock if Buyer generates a pre-tax net profit of $300,000 or more within certain periods, which payments will be made at to-be-determined dates, and e) at closing, a cash amount based on the cost of inventory transferred to Buyer.

In addition, as part of the proposed transaction, all of the employees of Seller would become employees of Buyer, which would operate from Seller’s Vancouver, Washington location, and Buyer would change its name to Organic Products Trading Co., LLC.  The Company would agree to guarantee performance of Buyer and to pay the obligations of Buyer under the Asset Purchase Agreement.  The Asset Purchase Agreement will contain customary representations and warranties relating to the Assets and covenants relating to the proposed purchase of the Assets.

The proposed transaction remains subject to final approval by the Boards of Directors of the Company and the Seller and remains subject to the completion and execution of the Asset Purchase Agreement covering the proposed transaction.

Additional information regarding this transaction will be included in future Company filings with the Securities and Exchange Commission (“SEC”) if and when the Parties enter into a material definitive agreement regarding this proposed transaction.

Item 9.01	Financial Statements and Exhibits

(d)           The following exhibits are furnished with this Report:

Exhibit No.	Description
99.1	Press release dated April 1, 2010.

Cautionary Statement Regarding Forward-Looking Statements

Any statements that are not historical facts contained in this current report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events.  It is possible that the assumptions made by management for purposes of such statements may not materialize.  Actual results may differ materially from those projected or implied in any forward-looking statements.  Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s SEC filings.  The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Date: April 1, 2010	By:	/s/ Andrew Gordon
Name: Andrew Gordon
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 1, 2010.